UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway
Fairfax, Virginia		22031-1207
(Address of principal executive offices)		(Zip Code)

(703) 934-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Douglas W. McMinn

On December 11, 2006, Kaiser Group Holdings, Inc. (the “Company”) entered into an Executive Employment Agreement with Douglas W. McMinn (the “McMinn Agreement”) with respect to his employment as the President and Chief Executive Officer of the Company, effective December 4, 2006.

Under the terms of the McMinn Agreement, Mr. McMinn has agreed to continue his service as President and Chief Executive Officer of the Company until December 31, 2009. The McMinn Agreement provides for a base annual salary of $245,000. The McMinn Agreement also provides for health insurance, life insurance and disability insurance coverage from the Company.

The McMinn Agreement provides that Mr. McMinn will receive a performance bonus of $225,000 for 2006.  For each of 2007, 2008 and 2009, Mr. McMinn will be eligible to receive an annual performance bonus, which will be determined each year at the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) in light of the Company’s compensation policy.

In addition, the McMinn Agreement provides for the following payments and accrued benefits upon termination of the agreement prior to December 31, 2009:

•                                          upon termination for any reason, including termination by the Company for “cause” (as defined in the McMinn Agreement) or termination by Mr. McMinn without “good reason” (as defined in the McMinn Agreement), Mr. McMinn will be eligible to receive his “accrued benefits” (as defined in the McMinn Agreement) from the Company.

•                                          upon termination: (1) by the Company without cause or due to disability; (2) by Mr. McMinn due to retirement; or (3) for good reason upon a “change of control” (as defined in the McMinn Agreement) of the Company, the McMinn Agreement provides that Mr. McMinn will be paid any accrued benefits and a severance payment equal to the higher of: (a) eighteen months of Mr. McMinn’s base salary; or (b) the base salary for the number of months calculated by subtracting one-half of the number of months Mr. McMinn has worked under the McMinn Agreement from thirty.

The McMinn Agreement also includes non-solicitation and non-competition terms, which prohibit Mr. McMinn from soliciting the Company’s employees or competing with the Company until July 18, 2011.

The McMinn Agreement will be filed as an exhibit to the Company’s next periodic report or registration statement filed with the Securities and Exchange Commission, and the description of the terms of the McMinn Agreement in this Item 5.02 is qualified in its entirety by reference thereto.

Employment Agreement with Nicholas Burakow

On December 11, 2006, the Company also entered into an Executive Employment Agreement with Dr. Nicholas Burakow (the “Burakow Agreement”) with respect to his employment as the Chief Financial Officer of the Company, effective December 4, 2006.

Under the terms of the Burakow Agreement, Dr. Burakow has agreed to continue his service as Chief Financial Officer of the Company until December 31, 2009.  The Burakow Agreement provides for a base annual salary of $225,000.  The Burakow Agreement also provides for health insurance, life insurance and disability insurance coverage from the Company.

The Burakow Agreement provides that Dr. Burakow will receive a performance bonus of $225,000 for 2006.  For each of 2007, 2008 and 2009, Dr. Burakow will be eligible to receive a annual performance bonus, which will be determined each year at the discretion of the Compensation Committee in light of the Company’s compensation policy.

In addition, the Burakow Agreement provides for the following payments and accrued benefits upon termination of the agreement prior to December 31, 2009:

•                                          upon termination for any reason, including termination by the Company for “cause” (as defined in the Burakow Agreement) or termination by Dr. Burakow without “good reason” (as defined in the Burakow Agreement), Dr. Burakow will be eligible to receive his “accrued benefits” (as defined in the Burakow Agreement)  from the Company.

•                                          upon termination: (1) by the Company without cause or due to disability; (2) by Dr. Burakow due to retirement; or (3) for good reason upon a “change of control” (as defined in the Burakow Agreement) of the Company, the Burakow Agreement provides that Dr. Burakow will be paid any accrued benefits and a severance payment equal to the higher of: (a) eighteen months of Dr. Burakow’s base salary; or (b) the base salary for the number of months calculated by subtracting one-half of the number of months Dr. Burakow has worked under the Burakow Agreement from thirty.

The Burakow Agreement also includes non-solicitation and non-competition terms, which prohibit Dr. Burakow from soliciting the Company’s employees or competing with the Company until October 1, 2011.

The Burakow Agreement will be filed as an exhibit to the Company’s next periodic report or registration statement filed with the Securities and Exchange Commission, and the description of the terms of the Burakow Agreement in this Item 5.02 is qualified in its entirety by reference thereto.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

/s/ Douglas W. McMinn
Douglas W. McMinn
President and Chief Executive Officer

Date: December 12, 2006